EXHIBIT 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE

SARBANES — OXLEY ACT OF 2002

     The undersigned, the Chief Executive Officer and the Chief Financial Officer of Hines Real Estate Investment Trust, Inc. (“the Company”), each hereby certifies that to his/her knowledge, on the date hereof:

     (a) the Form 10-Q of the Company for the quarterly period ended March 31, 2005, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2005	/s/ CHARLES M. BAUGHN

Charles M. Baughn
Chief Executive Officer

Date: May 13, 2005	/s/ SHERRI W. SCHUGART

Sherri W. Schugart
Chief Financial Officer

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